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                                                                   EXHIBIT 10.12

                               WEYCO GROUP, INC.
                                      1996
                         NONQUALIFIED STOCK OPTION PLAN


          1. PURPOSE. The purpose of this Nonqualified Stock Option Plan (the "Plan") is to promote the growth and development of Weyco Group, Inc. (the "Company") and to increase shareholder value by providing incentives for key salaried employees of the Company and of any present or future Subsidiary and by facilitating the efforts of the Company and its Subsidiaries to obtain and retain employees of outstanding ability. This Plan provides for the granting of nonqualified stock options which are not intended to qualify for the treatment provided under Section 422A of the Internal Revenue Code (the "Code").

                 2.       ADMINISTRATION.

                          (a) The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors of the Company. The Committee shall be constituted to permit the Plan to comply with (i) the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or its successor) and
                 (ii) the provisions of IRS Regulation Section 1.162-27(e)(3) (or its successor). A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed by vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

                          (b) The Committee is authorized, subject to the provisions of the Plan, to adopt, amend and rescind such rules and regulations as it may deem appropriate for the administration of the Plan, and to make determinations and interpretations which it deems consistent with the Plan's provisions. The Committee's determinations and interpretations shall be final and conclusive.

                 3. ELIGIBILITY. Key salaried employees, including officers, of the Company and of its Subsidiaries, as designated by the Committee, shall be eligible to receive options under the Plan.

                 4.       SHARES SUBJECT TO OPTIONS.

                          (a) The shares subject to issuance upon the exercise of options granted pursuant to the Plan shall be shares of the Company's Common Stock, $1.00 par value, subject to adjustment under Paragraph 12 hereof, and may be authorized but unissued stock or stock issued and reacquired by the Company.
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                          (b)  The aggregate number of shares which may be
                 issued pursuant to exercises of options granted under the Plan shall not exceed 100,000 shares, subject to adjustment under Paragraph 12 hereof.

                          (c) Shares subject to and not issued under an option which expires or terminates or is canceled for any reason during the term of the Plan, except when settled pursuant to Paragraph 16, shall again be available for the granting of options under the Plan.

                 5.       GRANTING OF OPTIONS.

                          (a) The Committee may from time to time at its discretion, subject to the provisions of the Plan, determine when options shall be granted and at the time of each grant determine those eligible employees to whom options shall be granted, the number of shares subject to such options the expiration date of such options, and the date or dates on which the options become exercisable, either in whole or in part; provided, however, that the earliest that any option granted pursuant to this Plan may become exercisable is six months after the date of grant. No eligible employee shall be granted in any calendar year an option or options covering more than 15,000 shares. If an option is canceled, such canceled option shall continue to be counted against the maximum number of shares for which options may be granted to the employee.

                          (b) Each option shall be evidenced by a written agreement containing terms and conditions established by the Committee consistent with the provisions of the Plan.

                 6. TERM OF PLAN. Options may be granted under the Plan up to December 31, 2005, on which date the Plan shall expire except as to options outstanding, which options shall remain in effect until they have been exercised or have expired.

                 7.       EXERCISE PRICE OF OPTIONS.

                          (a) The exercise price at which shares may be purchased under each option shall be 100 percent of the Fair Market Value of the shares on the date on which the option is granted. For all purposes of this Plan, the term "Fair Market Value" shall be the average of the highest and lowest sale prices of the stock, on the date of grant, as reported by NASDAQ (the National Association of Securities Dealers, Inc. Automatic Quotation System) or, in the absence of reported sales on NASDAQ on said date, the average of the closing bid and asked prices for the stock on NASDAQ on said date. However, if at any





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                 time the Common Stock is listed on any exchange, the "Fair
                 Market Value" shall be the average of the reported highest and lowest prices at which shares are sold on such exchange on the date the option is granted or, in the absence of reported sales on the exchange on the date the option is granted, the "Fair Market Value" shall be the average of the closing bid and asked prices for the shares on such exchange on the date the option is granted.

                          (b) The cash proceeds of the sale of stock subject to an option are to be added to the general funds of the Company available for its corporate purposes.

                 8.       EXERCISE OF OPTIONS.

                          (a) Except as provided in Paragraphs 10 and 11, options granted under the Plan may be exercised only by the optionee and then only if (i) the optionee has been continuously employed by the Company or a Subsidiary since the date of grant, and (ii) such exercise is in accordance with the terms established by the Committee, including any additional requirement as to the initial exercise date or dates when options shall first become exercisable in whole or in part. Unless otherwise determined by the Committee at the time of grant each option granted hereunder shall expire on a date which is five years after the date on which the option was granted.

                          (b) Although the Company intends to exert its best efforts so that the shares purchasable upon the exercise of an option, when it first comes exercisable, will be registered under, or exempt from the registration requirements of, the federal Securities Act of 1933 (the "Act") and any applicable state securities laws, if the exercise of an option would otherwise result in the violation by the Company of any provision of the Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation.

                          (c) The exercise price for shares purchased shall be paid in full at the time of exercise and no shares shall be issued until such payment is made therefor. Such payment may be made either (i) in cash or (ii) at the discretion of the Committee, by delivering shares of the Company's Common Stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be





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                 valued at its Fair Market Value determined as of the date of exercise of the option.

                          (d) An employee to whom an option is granted shall not be deemed the holder of any shares subject to the option until the shares are fully paid and issued to him upon exercise of such option.

                          (e) To the extent that the exercise price for shares
                 purchased upon the exercise of an option granted under this Plan is paid with shares of Delivered Stock as provided in Paragraph 8(c), then, at the discretion of the Committee but only if the option was exercised at least six months in advance of its expiration date, the optionee may be granted a replacement option under the Plan to purchase a number of shares of the Company's Common Stock equal to the number of shares of Delivered Stock, with an exercise price equal to the current Fair Market Value of such shares and with a term extending to the expiration date of the original stock option.

                 9. TRANSFERABILITY OF OPTIONS. An option granted under the Plan may be exercised during the lifetime of an employee (to the extent exercisable) only by him and may not be transferred except by will or the laws of descent and distribution. Subject to the above, the option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him in any way whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

                 10.      TERMINATION OF EMPLOYMENT.

                          (a) Upon termination of employment with the Company or a Subsidiary for any reason except death, an employee to whom an option is granted may, at any time within 90 days after the date of such termination, but in no event later than the date of expiration of the option, exercise the option to the extent he was entitled to do so on the date of such termination; provided, however, that if such employee is dismissed for cause, of which the Committee shall be the sole judge, his option shall immediately expire. Any options or portions of options of terminated employees not so exercised shall terminate. Any option or portions of options not exercisable at the time of termination shall immediately expire.

                          (b) The Committee may determine that, for the purposes of the Plan, an employee who is on a leave of absence will be considered a full-time salaried employee of the Company or a Subsidiary.





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                          (c)  Transfer of an employee from the Company to a
                 Subsidiary or from a Subsidiary to the Company or another Subsidiary shall not be a termination of employment or an interruption of continuous employment for the purposes of the Plan.

                          (d) Nothing in the Plan or in any option granted under the Plan shall confer on any employee any right to continue in the employ of the Company or its Subsidiaries, or affect the right of the Company or its Subsidiaries to terminate his employment at any time.

                 11. DEATH. If an employee to whom an option is granted dies while in the employ of the Company or a Subsidiary or within 90 days after termination of such employment, the person or persons to whom the option is transferred by will or the laws of descent and distribution may, at any time within one year after the date of death but not later than the date of expiration of the option, exercise the option to the extent the employee was entitled to do so on the date of death or termination of employment, whichever was earlier. Any options or portions of options of deceased employees not so exercised shall terminate.

                 12. CHANGES IN COMMON STOCK. In the event of a stock split, stock dividend, combination or exchange of shares, or similar change affecting the Common Stock of the Company, the Committee shall make, subject to approval of the Board of Directors, such changes in the aggregate number and kind of shares available under the Plan and in the number, price and shares covered by options granted or to be granted under the Plan as are appropriate and equitable to prevent any diminution or enlargement of the rights of participants in the Plan.

                 13. AMENDMENT OR DISCONTINUANCE. The Board of Directors may, at any time, without the approval of the shareholders of the Company, alter, amend, modify, suspend or discontinue the Plan; provided, however, that the Board of Directors may not, without the consent of the holder of an option, make any alteration which would adversely affect an option previously granted under the Plan or, without the approval of the shareholders of the Company, make any alteration for which shareholder approval would be required as a condition of compliance with Rule 16b-3 (or its successor) or IRS Regulation Section 1.162-27(e) (or its successor).

                 14. LIABILITY. No member of the Board of Directors or the Committee, or any officer or employee of the Company or its Subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.





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                 15.      EFFECTIVE DATE.  The effective date of the Plan
shall be March 18, 1996, subject to the approval of the Plan by the Company's shareholders. No options shall be granted pursuant to this Plan prior to such shareholder approval.

                 16. DISSOLUTION OR MERGER. Upon the dissolution or liquidation of the Company or upon any merger in which the Company is not the surviving corporation and which is approved by the Company's non-insider shareholders (a "triggering event"), the Company shall settle all outstanding options exercisable by their terms for cash. The amount of cash to be paid to the employee for any such option shall be equal to the difference between the option exercise price and the Fair Market Value of the Company's Common Stock on the effective date of the triggering event.

                 17.      MISCELLANEOUS.

                          (a) The term "Board of Directors" herein shall mean the Board of Directors of the Company and, to the extent that any powers and discretion vested in the Board of Directors are delegated to any committee of the Board, the term "Board of Directors" shall also mean such committee.

                          (b) The term "Subsidiary" used herein shall mean any corporation more than 50 percent of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

                 18. OPTIONS IN SUBSTITUTION FOR OTHER OPTIONS. The Committee may, in its sole discretion, at any time during the term of the Plan, grant new options to an employee under this Plan who is also a holder of unexercised outstanding options previously granted under this Plan or any other stock option plan of the Company on the condition that such employee shall, prior to the date on which the new option first becomes exercisable, surrender for cancellation each outstanding option in an amount in relation to the number of shares to be covered by the new conditional grant hereunder to him, determined by the Committee, and if the Committee shall have so determined to grant such new options on such a conditional basis ("New Conditional Options"), no such New Conditional Option shall become exercisable in the absence of such employee's consent to the condition and surrender and cancellation as appropriate. New Conditional Options shall be treated in all respects under this Plan as newly granted options. Options may be granted under this Plan from time to time in substitution for similar rights held by employees of other corporations who are about to become employees of the Company or a Subsidiary as a result of the merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the





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acquisition by the Company or a Subsidiary of stock of the employing corporation as a result of which it becomes a Subsidiary.

                 19. WITHHOLDING TAXES. Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of an option. The Company may require, as a condition to the exercise of an option, that the optionee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Company in its discretion may determine.





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